Exhibit 32

CERTIFICATIONS OF CEO AND CFO PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Dendrite International, Inc. (the “Company”) for the quarterly period ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John E. Bailye, as Chief Executive Officer of the Company, and Jeffrey J. Bairstow, as Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John E. Bailye
Name:	John E. Bailye
Title:	Chairman of the Board and Chief Executive Officer
Date:	May 10, 2006

/s/ Jeffrey J. Bairstow
Name:	Jeffrey J. Bairstow
Title:	Executive Vice President and Chief Financial Officer
Date:	May 10, 2006